EXHIBIT 16(c)


Stein Roe Special Venture Fund
Total Return as of September 30, 1995

                       Initial
                       Investment                                     Total
Total Return             Date          Distributions  +/- App/Depr = Return + Principal =   ERV    (ERV/Princ)-1
                      ------------    --------------      ---------  -------  ---------    -----   -------------
Special Venture Fund   10/17/94            $78              $192      $270     $1,000      $1,270     26.96%

Average Annual                                                  n
Total Return                 P         T          n       P(1+T)   =   ERV
                         ----------  -------   -------   --------      ----
Special Venture Fund     10/17/94    1,000      28.20%    0.9562      $1,270